SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 9, 2017

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 E 50th St 5th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 751-0001
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On May 9, 2017, our board of directors appointed Dr. Donald Abrams to the Company’s Advisory Board.

Dr. Donald Abrams, is chief of the Hematology-Oncology Division at San Francisco General Hospital and a Professor of Clinical Medicine at the University of California San Francisco. Dr. Abrams has long been involved in clinical trials of complementary and alternative medicine interventions for HIV/AIDS and cancer, including evaluations of medicinal marijuana. In 1997, Dr. Abrams received funding from the National Institute on Drug Abuse (NIDA) to conduct clinical trials of the short-term safety of cannabinoids in HIV infection.  Subsequently, he was granted funds by the University of California Center for Medicinal Cannabis Research to continue studies of the effectiveness of cannabis in a number of clinical conditions. Dr. Abram's NIDA-funded trial investigated the possible pharmacokinetic interaction between vaporized cannabis and opioid analgesics in patients with chronic pain. Dr. Abrams is conducting an NIH-funded trial investigating vaporized cannabis in patients with Sickle Cell disease. He co-authored the chapter on "Cannabinoids and Cancer" in the Oxford University Press Integrative Oncology text that he co-edited with Andrew Weil. He co-edits the NCI PDQ CAM Cannabinoids and Cancer website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: May 9, 2017	By:	/s/ Dr. George E. Anastassov
Name: Dr. George E. Anastassov
Chief Executive Officer